SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ZEPPELIN ENERGY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 DELAWARE                                    98-0196717
                 --------                                    ----------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)


                       2004 EMPLOYEE STOCK INCENTIVE PLAN
  -----------------------------------------------------------------------------
                            (Full title of the plan)

                     COMPUTER TRUST COMPANY, 50 Pike Street
                                Seattle, WA 98101
                     (Name and Address of Agent for Service)


                                 (206) 622-4511
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                            Proposed   Proposed
                                            Maximum    Maximum
Title of Securities          Amount of      Offering   Aggregate      Amount
to be Registered            Shares to be    Price Per  Offering       of Reg.
                            Registered(1)    Share     Price         Fee(1)(2)
------------------------    -------------   ---------  -------------  --------
$0.001 par value Common       850,000      $0.75      $637,500       $82.24
  Stock

       Totals                 850,000      $0.75      $637,500       $82.24
------------------------------------------------------------------------------

Total No. of pages: 35


(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Based upon the average bid and asked prices of the Company's Common Stock in over-the-counter trading on April 7, 2004. Value stated for purpose of calculating the registration fee.

                                   PROSPECTUS

                              Zeppelin Energy Inc.
                         Suite 3400, 666 Burrard Street
                          Vancouver, BC Canada V6C 2X8
                                 (604) 831-9917

                        (850,000 SHARES OF COMMON STOCK)



         This Prospectus relates to the offer and sale by Zeppelin Energy Inc., ("ZEPE"), a Delaware corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) pursuant to its 2004 Stock Incentive Plan where by certain individuals receive stock awards and/or stock options to stimulate their involvement and continued involvement in the Company. The Company is registering hereunder and then issuing upon receipt of adequate consideration there for to the Employee, Officer, Director or Consultant 850,000 shares of the Common Stock in consideration for services rendered and/or to be rendered and payments made under the 2004 Stock Incentive Plan.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Shares registered hereunder are being sold to both affiliates and non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to
Section  16(b) of the  Securities  Exchange Act of 1934 as amended (the Exchange
Act) which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I (b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is listed on the OTC bulletin board under the symbol ZEPE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this Prospectus is April 8, 2004

         This Prospectus is not part of any Registration Statement, which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have been offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Zeppelin Energy Inc., Suite 3400, 666 Burrard Street, Vancouver, BC Canada V6C 2X8, telephone (604) 831- 9917.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies maybe obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

         Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                        7

ITEM 1. PLAN INFORMATION                                                    7

GENERAL INFORMATION                                                         7
The Company                                                                 7
Purpose                                                                     7
Common Stock                                                                7
The Company 2004 Stock Incentive Plan                                       7
No Restrictions on Transfer                                                 7
Tax Treatment to the Individual                                             7
Tax Treatment to the Company                                                8
Restrictions on Resale's                                                    8

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION                8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                                   9
Indemnification of Officers and Directors                                   9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                          9

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE                            9

ITEM 4.  DESCRIPTION OF SECURITIES                                          9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                            10

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                         10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                               10

ITEM 8.  EXHIBITS                                                          11

ITEM 9.  UNDERTAKINGS                                                      11

EXHIBIT INDEX                                                              14

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

         The Company has its principal offices at Suite 3400, 666 Burrard Street, Vancouver, BC Canada V6C 2X8, telephone (604) 831-9917.


         The Company pursuant to its 2004 Employee Stock Incentive Plan will issue the Common Stock which has been approved by the Board of Directors of the Company (the "Board of Directors"). The 2004 Stock Incentive Plan is hoped to further provide a method whereby the Company's current employees and officers and non employee directors and consultants may be stimulated and allow the Company to secure and retain highly qualified employees, officers, directors and non employee directors and consultants, thereby advancing the interests of the Company, and all of its shareholders. A copy of the 2004 Stock Incentive Plan has been filed as an exhibit to this Registration Statement.

COMMON STOCK

         The Board has  authorized  the issuance of up to 850,000  shares of the
Common  stock  pursuant  to  the  Company's  2004  Stock   Incentive  Plan  upon
effectiveness of this Registration Statement.

THE COMPANY 2004 STOCK INCENTIVE PLAN

         The Company has established a 2004 Stock Incentive Plan which awards stock options and stock in an effort to further compensate its existing employees and officers and non employee directors and consultants, secure their continued employment, and attract highly qualified employee's and consultants as they are needed.

NO RESTRICTIONS ON TRANSFER

         Upon the grant of shares, that individual will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX TREATMENT TO THE INDIVIDUAL WHO EXERCISES THE OPTION

         The individuals receiving shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise may be deemed ordinary income for federal income tax purposes. The recipient is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX TREATMENT TO THE COMPANY

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion may be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS OF RESALES

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 2002 filed pursuant to Section 13 of the Exchange Act, (ii) any and all Form 10-QSB filed under the Securities or Exchange Act subsequent to any filed Form 10-KSB, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Zeppelin Energy Inc., Suite 3400, 666 Burrard Street, Vancouver, BC Canada V6C 2X8, telephone (604) 831-9917. 0

LEGAL OPINIONS AND EXPERTS

         Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and owns no shares in the registrant.

         The financial statements of Zeppelin Energy Inc., incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2002, have been audited by Tedder, James, Worden & Associates, P.A., Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, The company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


ITEM 4.           DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e., the $0.001 par value Common Stock) is required under this item because the common stock is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Mr. Soloski, whose firm is rendering the legal opinion for this registration will not benefit from the registration of shares under the terms of the 2004 Stock Incentive Plan.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

 The Company's by-laws, in accordance with Delaware Corporate Law, provide that to the extent he/she is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Delaware Corporate Law provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful , or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         (a) The following  exhibits are filed as part of this S-8  registration
statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated herein by this reference:

EXHIBIT NO.    TITLE
----------     -----

 4.            Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.            2004 Stock Incentive Plan.

15.            Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Tedder, James, Worden & Associates, P.A., Certified Public Accountants.

27.            Not Required

28.            Not Required

29.            Not Required

ITEM 9.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement, and

               (iii)include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required being included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, BC Canada the ___ day of April, 2004.


                                    Zeppelin Energy Inc.
                                    (Registrant)

                                    By:  /s/ Menno Wiebe
                                         --------------------------
                                         Menno Wiebe
                                         Chief Executive Officer



                                POWER OF ATTORNEY
                                -----------------

            Each person whose individual signature appears below hereby appoints Menno Wiebe as attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to the Registration Statement.

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

      Signatures                          Title                     Date
      ----------                          -----                     ----
/s/ Menno Wiebe        Chairman, Chief Executive Officer,       April ___, 2004
Menno Wiebe

/s/ Dennis W. Mee      Secretary, CFO and Director              April ___, 2004
Dennis W. Mee

/s/ John Chigbu        Director                                 April___, 2004
John Chigbu

/s/ Dr. Jack Wilson    Director                                 April___, 2004
Dr. Jack Wilson

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:



Exhibit Number
In Registration
Statement                           Descriptions                Numbered Page
-------------------------------------------------------------------------------

 5.               Opinion of Counsel                                     15

10.               2004 Stock Incentive Plan                              17

23.1              Consent of Warren J. Soloski                           34

23.2              Consent of Tedder, James, Worden & Associates, P.A.,   35
                  Certified Public Accountants

March 31 2004

                                                                       EXHIBIT 5


Menno Wiebe, Chief Executive Officer
Zeppelin Energy Inc.
Suite 3400, 666 Burrard Street
Vancouver, BC Canada V6C 2X8



         Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Wiebe:

         At your request, I have examined the form of Registration Statement which Zeppelin Energy Inc. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 850,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the 2004 Stock Incentive Plan of the Company (the "Stock Incentive Plan").

         In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

         1.  Certificate of Incorporation of the Company, as amended to date;

         2.  Bylaws of the Company, as amended to date;

         3. Resolutions adopted by the Board of Directors of the Company authorizing entry into a 2004 Stock Incentive Plan;

         4.  The Registration Statement;

         5. The 2004 Stock Incentive Plan which the shares are being registered in the Registration Statement.

         I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and pursuant to the 2004 Stock Incentive Plan in accordance with the 2004 Stock Incentive Plan as contemplated, when issued, will be duly and validly authorized, fully paid and non-aassessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

         I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock is delivered pursuant to the 2004 Stock Incentive Plan is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of the issuance of the stock.

         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

         By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated there under.

         The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,
Warren J. Soloski, APC

/s/  Warren J. Soloski
----------------------
Warren J. Soloski, President

                                                                      EXHIBIT 10

                            2004 Stock Incentive Plan


                              Zeppelin Energy Inc.

                            2004 Stock Incentive Plan
                               ------------------



                          1.ESTABLISHMENT AND PURPOSE.

The Zeppelin Energy Inc. 2004 Stock Incentive Plan, (the "Plan") is established by Zeppelin Energy Inc., a Delaware corporation (the "Company") to further attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants' interests with those of the Company's other stockholders. The Plan is adopted as of March 26, 2004, subject to approval by the Company's stockholders within 12 months after such adoption date. Unless the Plan is earlier discontinued by the Board as provided herein, no Award shall be granted hereunder on or after December 31, 2014. Certain terms used herein are defined as set forth in Section 11.

                         2. ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by a Committee; provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term
"Administrator" means the Board or any of its Committees as shall be administering the Plan. The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant. Among other things, the Administrator shall have the authority, subject to the terms of the Plan:


  (a) to select the Eligible Individuals to whom Awards may from time to time be granted;


  (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;


  (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;


  (d)      to approve forms of agreement for use under the Plan;


  (e) to determine the terms and conditions,not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not
           limited  to, the  option  price,  any  vesting   restriction  or
           limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);


  (f) subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;


  (g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;


  (h)      to determine the Fair Market Value; and


  (i)      to determine the type and amount of
           consideration to be received by the Company for any Stock Award issued under Section 6.


The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. The Administrator may revoke any such allocation or delegation at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator. Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual's own willful misconduct or as expressly provided by law

                            3. STOCK SUBJECT TO PLAN.


Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock that may be delivered under the Plan shall not exceed 850,000 shares. The number of Shares set aside and deliverable pursuant to this Plan shall be subject to adjustments as follows:

 (a) As of January 1 of each year, commencing with the year 2005, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number equal to the lesser of (i) 10% of the total number of shares of Stock then outstanding, assuming for this purpose the conversion into Stock of all then outstanding securities that are convertible by their terms (directly or indirectly) into Stock, or (ii) 16,500 shares.

 (b) In case the Company shall combine its outstanding shares of Common Stock into a small number of shares of Common Stock, the number of shares of Common Stock deliverable pursuant to this Plan shall remain constant and shall not be adjusted

 (c) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, or
            (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock deliverable pursuant to this Plan immediately prior thereto shall be adjusted so that the number of shares available for issuance immediately after the happening of either such event shall be the number determined by the fraction, the numerator of which shall be the number of shares authorized pursuant to the Plan, but undelivered, immediately prior to such event, and the denominator of which shall be the total number of shares of Common Stock of the Company issued and outstanding immediately prior to such event, multiplied by the total number of shares of Common Stock of the Company immediately after the occurrence of such event.

 (d) No adjustment in the number of Shares deliverable pursuant to the Plan will be made for (i) the issuance of shares of capital stock to directors, employees or independent consultants pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto,for
            (ii) issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan,for (iii) issuance of new shares of stock from the Treasury for fair value consideration, or (iv) in the case of any acquisition, consolidation or merger of another corporation into the Company under terms where the Company shall issue Common Stock of the Company in exchange for all of the issued and common stock of the company being acquired, consolidated or merged.

Except as otherwise expressly provided herein, in the event of any Company combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the
(A) number and kind of shares that may be delivered under the Plan, (B) number and kind of shares subject to outstanding Awards, (C) exercise price of outstanding Stock Options and Stock Appreciation Rights and (D) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.


                                4. STOCK OPTIONS.


Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code. Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

  (a) Exercise Price. The exercise price per share of Stock purchasable --------------- under a Stock Option shall be determined by the Administrator. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted,or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.


  (b) Option Term. The Administrator shall fix the term of each Stock ----------- Option, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.


  (c) Exercisability. Except as otherwise provided herein, Stock Options -------------- shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.In addition, the Administrator may at any time,in whole or in part, accelerate the exercisability of any Stock Option.


  (d) Method of Exercise. Subject to the provisions of this Section 4,Stock ------------------ Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased. The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following:


           (i) in the form of unrestricted Stock already owned by the Optionee (or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to a Stock Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised;


           (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company;

           (iii) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or


           (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii).


           Notwithstanding  the  foregoing,  a  form  of  payment  shall  not be permitted to the extent it would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Administrator. No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefore has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company's official stockholder records, except as otherwise provided herein or in the applicable option agreement.


  (e) Transferability of Stock Options. Except as otherwise provided in the --------------------------------- applicable option agreement, a
           Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms "holder" and "Optionee" include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to clause (i) of the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee's employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.


  (f)      Termination by Death.  Unless otherwise  provide  in  the  applicable
           -------------------- option agreement, if an Optionee's employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (g) Termination by Reason of Disability. Unless otherwise provided in the ---------------------------------- applicable option agreement, if an
           Optionee's employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.


  (h) Termination by Reason of Retirement. Unless otherwise provided in the ----------------------------------- applicable option agreement, if an Optionee's employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. 7


  (i) Other Termination. Unless otherwise provided in the applicable option ----------------- agreement, if an Optionee's employment or provision of services terminates for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of 90 days from the date of such termination of employment or provision of services or the remainder of such Stock Option's term, and provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.In the event of termination of employment or provision of services for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (j) Participant Loans. The Administrator may in it discretion authorize ----------------- the Company to: (i) lend to an Optionee an amount equal to such portion of the exercise price of a Stock Option as the Administrator may determine; or (ii) guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price. The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest there under, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value on the date of exercise, less the par value, of the shares of Stock to be purchased upon the exercise of the Stock Option, and (ii) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.


                          5. STOCK APPRECIATION RIGHTS.


Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. An Optionee in accordance with this
Section 5 may exercise a Stock Appreciation Right by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in this
Section 5. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:
(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5. (ii) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the exercise price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment. (iii) A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted with respect to the underlying Stock Option in accordance with Section 4(e).


                       6. STOCK AWARDS OTHER THAN OPTIONS.


Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant's period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service requirements established by the Administrator. Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award. A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:
(i) cash or cash equivalents; (ii) past services rendered to the Company or any Affiliate; or (iii) future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise). A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of "Restricted Stock" or "Restricted Stock Units."

                        7. CHANGE IN CONTROL PROVISIONS.


  (a) Impact of Event. Notwithstanding any other provision of the Plan ---------------- to the contrary,in the event of a Change in Control:


                 (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;

                 (ii) The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

                (iii) All outstanding repurchase  rights  of  the  Company  with respect to any outstanding Awards shall terminate; and

                 (iv) Outstanding Awards shall be subject to any   agreement  of
                      merger or reorganization that effects such Change in Control, which agreement shall provide for:
                      (A) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (B) The assumption of the outstanding awards by the surviving corporation or its parent or subsidiary; (C) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or (D) Settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price).

                  (v) In  the   absence   of   any   agreement   of  merger   or
                      reorganization effecting such Change in Control, each share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price).

  (b)      Definition of Change in Control.  For purposes of the Plan, a "Change
           -------------------------------   in   Control"  shall  mean   the
           happening of any of the following events:

               (e) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3)or 14(d)(2) of the Exchange
                      Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:


                           (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,


                           (2) any acquisition by the Company;

                           (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

                           (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and
                           (3) of subsection (iii) of this Section 7(b); or


                 (ii) Within any period of 24 consecutive months,  a  change  in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section
                      7(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                      (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                 (iv) The approval by the   stockholders   of   the  Company  of
                      a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and
                      (3) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction. (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of
                      (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange

                      Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the 60-day period prior to and including the date of a Change in Control, and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.


                                8. MISCELLANEOUS.


  (a)      Amendment.  The Board may   amend,   alter,   or    discontinue   the
           ---------- Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed. The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder's consent. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

  (b) Unfunded Status of Plan. It is intended that this Plan be an ------------------------ "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.


 (c)      General Provisions.
          -------------------

               (e) The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                      (ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

                      (iii) The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

                      (iv) No later than the date as of which an amount first becomes includible the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

           (v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid. (vi) Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.


           (vi) The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


           (vii) If any payment or right accruing to a Participant under this Plan (without the application of this Section (8)(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations there under), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and

                      Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.


           (viii) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.


          (ix)        The headings contained in  this  Plan  are  for  reference
                      purposes only  and   shall   not  affect   the  meaning or
                      interpretation of this Plan.


          (x) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.


          (xi) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.


          (xii) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.


          (xiii) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.


          (xiv) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Stock or an Award from such holder in accordance with the terms hereof.

          (xvi)       This Plan,  and  all   Awards,   agreements   and  actions
                      hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

                             9. DEFERRAL OF AWARDS.


The Administrator (in its sole discretion) may permit a Participant to: (a) have cash that otherwise would be paid to such Participant as a result of the exercise of a Stock Appreciation Right or the settlement of a Stock Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books; (b) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or a Stock Appreciation Right converted into an equal number of Stock units; or (c) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or Stock Appreciation Right or the settlement of a Stock Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of the Stock as of the date on which they otherwise would have been delivered to such Participant. A deferred compensation account established under this Section 9 may be credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.


          10. AUTOMATIC ANNUAL OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.


           (a) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside
           Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.


           (b) Annual Grants. On December 1 of each year, commencing December 1, -------------- 2004, each person who serves as a Non-Employee
           Director on such date and if, as of such date, he or she shall have served on the Board for at least the preceding six (6) months, shall automatically receive a Non-Qualified Stock Option to purchase
          10,000 shares of Stock.


           (c)  Exercisability.  Any  Stock  Option  granted  to a  Non-Employee
                --------------- Director under this Section 10 shall be exercisable in full as of the grant date. Notwithstanding the foregoing, in the event that such Non- Employee Director's service as a Director has terminated prior to the first anniversary of the grant date of such Stock Option for any reason other than death, Disability or retirement at or after age 65, the Company shall have the right to repurchase the shares obtained upon exercise of such Stock Option at a price per share equal to the lesser of (i) the exercise price per share under such Stock Option or (ii) the Fair Market Value per share as of the date the shares are repurchased (the "Repurchase Right"). Notwithstanding the foregoing, the Administrator may at any time waive the Repurchase Right, in whole or in part, based on such factors as the Administrator may determine.


           (d) Termination by Death, Disability or Retirement. The Repurchase ------------------------------------------------ Right of the
           Company with respect to any shares obtained upon exercise of a Stock Option granted to a Non-Employee Director under this Section 10 shall terminate in full upon the termination of such Non-Employee Director's service as a Director because of death, Disability or retirement at or after age 65.

           (e) Exercise. The exercise price of any Stock Option granted to a --------- Non-Employee Director under this Section 10 shall equal 100% of the Fair Market Value per share as of the grant date, payable in one of the forms described in Section 4(d).


           (f) Option Term.  Any Stock  Option    granted   to   a  Non-Employee
               ------------ Director under this Section 10 shall terminate on the earliest of (i) the tenth anniversary of the grant date, (ii) the date 90 days after the termination of such Non-Employee Director's service as a Director for any reason other than death, Disability or retirement at of after age 65 or (iii) the date one year after the termination of such Non-Employee Director's service as a Director because of death, Disability or retirement at or after age 65.


           (g)  Transferability.  A  Stock  Option  granted  to  a  Non-Employee
                ---------------- Director under this Section 10 shall be transferable by such Non-Employee Director to the same extent as a Stock Option granted pursuant to Section 4, and shall be exercisable by any such person as would be permitted to exercise such Stock Option if granted pursuant to Section 4, in each case as provided in
           Section 4(e).


                                 11. DEFINITIONS


For purposes of this Plan, the following terms are defined as set forth below:

      (a) "Affiliate," means a corporation or other entity controlled by the Company and designated by the Administrator as such.


      (b)     "Award" means a Stock Appreciation Right, Stock Option or Stock
              Award.



      (c)     "Board" means the Board of Directors of the Company.


      (d) "Cause" means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant's duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect.Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term "Cause"(or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The Administrator shall make the determination of Cause, in its sole discretion.


      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.


      (f) "Commission" means the Securities and Exchange Commission or any successor agency.


      (g) "Committee" means a committee of Directors appointed by the Board to administer this Plan.

      (h)     "Company" means Zeppelin Energy Inc., a Delaware corporation.


      (i)     "Director" means a member of the Company's Board of Directors.


      (j) "Disability" means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term "Disability" (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The Administrator shall make the determination of Disability, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.


      (k)     "Effective Date" means March 10, 2004.


      (l) "Eligible Individual" means any officer, employee, employee director, or outside director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.


      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.


      (n) "Fair Market Value" means, as of any given date the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator:
              (i) For purposes of any Award made as of the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Stock is to be sold to the public in the initial public offering of the Stock; and (ii) After the Underwriting Date, the Fair Market Value per share shall be the closing sales price per share of the Stock on Nasdaq (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.


      (o) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant's household (other than a tenant or employee); any trust in which the Participant and any of these persons have substantially all of the beneficial interest;any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of substantially all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant's death for purposes of administration of the Participant's estate or upon the Participant's incompetency for purposes of the protection and management of the assets of the Participant.


      (p) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
              Section 422 of the Code.


      (q)     "Nasdaq" means The Nasdaq Stock  Market,   including   the  Nasdaq
              National Market and the Nasdaq Small Cap Market.


      (r) "Non-Employee Director" means a Director who is not an officer or employee of the Company.


      (s) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.


      (t)     "Optionee" means a person who holds a Stock Option.


      (u)     "Participant" means a person granted an Award.


      (v) "Retirement" means retirement from active employment under a pension plan of the Company or any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.


      (w) "Stock" means Class A Common Stock, par value $0.001 per share, of the Company.


      (x)     "Stock Appreciation Right" means a right granted under Section 5.


      (y) "Stock Award" means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.


      (z)     "Stock Option" means an option granted under Section 4 or  Section
              10.


      (aa) "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as such term is defined in Section 424
              (f) of the Code) with respect to the Company.


      (bb) "Ten Percent Holder" means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

      (cc) "Underwriting Agreement," means the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Stock.

      (dd) "Underwriting Date" means the date on which the Underwriting Agreement is executed in connection with an initial underwritten public offering of the Stock. In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.



                           CERTIFICATE OF ADOPTION OF
                            2004 Stock Incentive Plan
                              Zeppelin Energy Inc.


The undersigned here by certifies that he is the duly elected Secretary of Zeppelin Energy Inc., a Delaware corporation, and that the foregoing 2004 Stock Incentive Plan, comprising 17 pages, was adopted by the corporation on March 26, 2004, by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the seal of the corporation, this 10th day of March 2004.



                                        /s/ Alex Rainard
                                        ----------------
                                        Secretary

                                                                    EXHIBIT 23.1

                          WARREN J. SOLOSKI Letterhead


                               CONSENT OF COUNSEL


         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



         /s/  Warren J. Soloski
         ----------------------
         Warren J. Soloski
         Special Counsel to Zeppelin Energy Inc.

                                                                    EXHIBIT 23.2


         Tedder, James, Worden & Associates, P.A., Certified Public Accountants Letterhead


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement of Zeppelin Energy Inc. The ("Company") on Form S-8 of our report, dated March 14,2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, relating to the financial statements which appear in the Form 10-KSB which is incorporated by reference in this Form S-8.
            We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

            /s/ Tedder, James, Worden & Associates, P.A.
           --------------------------------------------
            Tedder, James, Worden & Associates, P.A.



Orlando, Florida
April 9, 2004